Exhibit 99.1

Astra CEO To Participate at Jefferies Industrials Conference

ALAMEDA, Calif—August 1, 2022-- Astra Space, Inc. (“Astra”) (Nasdaq: ASTR), today announced that Chris Kemp, Founder, Chairman and CEO, will present at the Jefferies Industrials Conference on Tuesday, August 9, 2022 at 2:30 p.m. ET / 11:30 a.m. PT.

A live Webcast, as well as a replay, will be available on the Company’s investor relations website at https://investor.astra.com/news-and-events/events-and-presentations

About Astra

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Today, Astra offers one of the lowest cost-per-launch dedicated orbital launch services of any operational launch provider in the world. Astra delivered its first commercial launch to low Earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit astra.com to learn more about Astra.

Safe Harbor Statement

Certain statements made in this press release are “forward-looking statements.” Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements.

Investor Contact:

investors@astra.com

Press Contact:

Kati Dahm kati@astra.com